                                                                       EXHIBIT 5

                                 VINSON & ELKINS
                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET

                            HOUSTON, TEXAS 77002-6760

                                 April 30, 1999



WRITER'S TELEPHONE                                               WRITER'S FAX
 (713)  758-2222                                                (713) 758-2346

Portland General Electric Company
17th Floor, One World Trade Center
121 S.W. Salmon Street
Portland, OR 97204

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "Registration Statement") of Portland General Electric Company, an Oregon corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), in which Registration Statement this opinion is included as Exhibit (5), which Registration Statement relates to the proposed offering from time to time of up to an aggregate amount of $200,000,000 of Debt Securities issued by the Company (the "Debt Securities").

         In connection therewith, we have examined, among other things, a copy of the Articles of Incorporation and Bylaws of the Company, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Debt Securities, a copy of the Indenture of Mortgage and Deed of Trust dated July 1, 1945 between the Company and The Marine Midland Trust Company of New York (now HSBC Bank USA), as Trustee, and the Supplemental Indentures thereto, and a copy of the Indenture dated as of April 30, 1999 (the "Indenture") between the Company and HSBC Bank USA, as Trustee, and we have performed such other investigations as we have deemed relevant and necessary as the basis for the opinion expressed below. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

         Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power required to carry on its business as now conducted.

Portland General Electric Company
Page 2
April 30, 1999

         2. The Debt Securities of the Company have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and of their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement and in accordance with such terms, and upon receipt by the Company of the purchase price thereof, the Debt Securities will be validly issued and will be binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Securities" in the Prospectus constituting part of the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.



                                            Very truly yours,

                                            VINSON & ELKINS L.L.P.